EXHIBIT 10.2 - FIRST AMENDMENT TO AMENDED AND RESTATED SHAREHOLDER RIGHTS
               AGREEMENT

                               FIRST AMENDMENT TO
                AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT

         This First Amendment to Amended and Restated Shareholder Rights Agreement (the "Amendment") is made and entered into as of the 16th day of June, 2003 (the "Effective Date"), by and between One Price Clothing Stores, Inc., a Delaware corporation (the "Company"), and Registrar and Transfer Company, a New Jersey corporation, (the "Rights Agent," which term shall include any successor Rights Agent), which currently serves as rights agent under that certain Amended and Restated Shareholder Rights Agreement between the Company and Continental Stock Transfer & Trust Company, dated as of October 25, 2000, as amended (formerly known as that certain Shareholders Rights Agreement, dated November 3, 1994, between Wachovia Bank of North Carolina, N.A., as rights agent, and the Company) (the "Rights Agreement").

         WHEREAS, pursuant to the Rights Agreement, the Company has declared a dividend of one Right (as such term is defined in the Rights Agreement) for each whole share of common stock of the Company; and

         WHEREAS, no Distribution Date, Redemption Date or Final Expiration Date has occurred under the Rights Agreement (as such terms are defined under the Rights Agreement); and

         WHEREAS, the Company intends to enter into a stock purchase agreement (the "Stock Purchase Agreement") with Sun One Price, LLC, a Delaware limited liability company ("Sun"), whereby Sun will acquire a substantial equity interest in the Company (the "Investment"); and

         WHEREAS, the Company desires to amend the Rights Agreement to provide that Sun and its affiliates and associates will not be an Acquiring Person (as such term is defined in the Rights Agreement) for purposes of the Rights Agreement as a result of entering into, or consummating the transactions contemplated by, the Stock Purchase Agreement; and

         WHEREAS, the sole purpose of this Amendment is to facilitate the Investment as contemplated in the Stock Purchase Agreement; and

         WHEREAS, in accordance with Section 27 of the Rights Agreement, the Company has certified to the Rights Agent that this Amendment is in compliance with the Rights Agreement and has directed the appropriate officers of the Company to take all appropriate steps to execute and deliver this Amendment;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. Except as expressly modified herein, all capitalized terms without definitions used in this Amendment shall have the meanings given them in the Rights Agreement.

2. Amendments to Rights Agreement.

(a) Section 1(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

                           "Acquiring Person" shall mean any Person who or
                  which, together with all Affiliates and Associates of such Person, shall on any date hereafter, be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any of its Subsidiaries, (iv) any entity or Person holding shares of Common Stock for or pursuant to the terms of any such plan, (v) any person or entity beneficially owning in excess of 20% as of the Record Date of the outstanding Common Stock of the Company, or (vi) Sun One Price, LLC, or any of its affiliates or associates (as those terms are defined in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act) or any of its co-investors, as provided for in the Stock Purchase Agreement. The Persons described in clauses (i) through (vi) above are referred to herein as "Exempt Persons." Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 15% or more of the Common Stock of the Company then outstanding; provided, however, that if any Person, (together with all Affiliates and Associates of such Person, ((other than Exempt Persons)) shall become the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person."

(b) Section 1(bb) of the of the Rights Agreement is hereby amended to add the following sentence at the end of the definition of "Share Acquisition Date" thereof:

                           "Notwithstanding anything in this Agreement to the
                  contrary, a Share Acquisition Date shall not be deemed to have occurred solely as the result of the public announcement, approval, execution, delivery or performance of that certain Stock Purchase Agreement by and between the Company and Sun One Price, LLC dated June 18, 2003."

(c) Section 3(a) of the of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                           "Notwithstanding anything in this Agreement to the
                  contrary, a Distribution Date shall not be deemed to have occurred solely as the result of the approval, execution, delivery or performance of that certain Stock Purchase Agreement by and between the Company and Sun One Price, LLC dated June 18, 2003."

(d) Section 9(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

                           "The Company covenants and agrees that following the
                  filing of the Company's Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock (and, following the occurrence of an Adjustment Event, other securities or out of its authorized and issued shares held in its treasury) the number of shares of Common Stock (and, following the occurrence of an Adjustment Event, other securities) that, as provided in this Agreement will be sufficient to permit the exercise in full of all outstanding Rights; provided, that such action need not be taken with respect to shares of Common Stock (or other securities) issuable upon occurrence of an Adjustment Event until the occurrence of such event."

3. Limited Amendment. All terms and conditions of the Rights Agreement which are not expressly modified by this Amendment remain in full force and effect.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall together constitute but one and the same instrument.

6. Entire Agreement. This Amendment and the Rights Agreement, as amended hereby, contain the entire understanding between the parties with respect to the subject matter hereof, and may be modified only by as provided by Section 27 of the Rights Agreement.

         IN WITNESS WHEREOF, and in accordance with Section 27 of the Rights Agreement, the parties have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written.

ATTEST:                                One Price Clothing Stores, Inc.



By:   /s/ Russell Scherer              By:    /s/ Leonard Snyder
      -------------------------               ---------------------------
      Name:  Russell Scherer                  Name: Leonard Snyder
      Title:  Asst. Corporate                 Title:  Chairman and Chief
              Secretary                               Executive Officer

ATTEST:                                Registrar and Transfer Company

By:   /s/Thomas L. Montrone            By:    /s/ William P. Tatler
      -------------------------               ---------------------
      Name:  Thomas L. Montrone               Name:  William P. Tatler
      Title:  Secretary                       Title:  Vice President